                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

      Date of Report (Date of earliest event reported): September 23, 2002

                            Navigant Consulting, Inc.
             (Exact name of Registrant as specified in its charter)

                           Commission File No. 0-28830

                      Delaware                          36-4094854
          (State or other jurisdiction of           (I.R.S. Employer
           incorporation or organization)          Identification No.)

                615 North Wabash Avenue, Chicago, Illinois 60611
          (Address of principal executive offices, including zip code)

                                 (312) 573-5600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

The Registrant's Current Report on Form 8-K dated September 23, 2002 is hereby amended to add Item 7 below.

"Navigant" is a service mark of Navigant International, Inc. The Company is not affiliated, associated, or in any way connected with Navigant International, Inc. and the Company's use of "Navigant" is made under license from Navigant International, Inc.

Item 7.  Financial Statements and Exhibits

   (a)   Financial statements of business acquired

Independent Auditors' Report

The Board of Directors
Hunter & Associates Management Services, Inc.:

We have audited the accompanying balance sheets of Hunter & Associates Management Services, Inc. as of December 31, 2001 and 2000, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hunter & Associates Management Services, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP


November 22, 2002

                  Hunter & Associates Management Services, Inc.
                            Statement of Operations
                                 (In thousands)

                                               For the years ended December 31,
                                                 2001        2000        1999
                                               --------------------------------
Revenues                                       $ 27,993    $ 20,696    $ 25,686
       Consulting services expense               18,128      15,633      13,259
                                               --------------------------------
Gross margin                                      9,865       5,063      12,427
       General and administrative expenses        1,520       1,527       2,201
       Depreciation and amortization expense        902         922         936
                                               --------------------------------
Operating income                                  7,443       2,614       9,290
       Interest income                              161         251         153
       Interest expense                            (245)       (474)       (743)
       Other income (expense), net                  219           -          (4)
                                               --------------------------------
Income before income taxes                        7,578       2,391       8,696
       Income tax expense                           140       1,228       3,769
                                               --------------------------------
       Net income                              $  7,438    $  1,163    $  4,927
       Retained earnings, beginning               7,969       6,806       1,879
       Distribution to stockholders              (3,929)          -           -
                                               --------------------------------
       Retained earings, ending                $ 11,478    $  7,969    $  6,806
                                               ================================

           See accompanying notes to the audited financial statements.

                  Hunter & Associates Management Services, Inc.
                                  Balance Sheet
                                 (In thousands)

                                                                          December 31,  December 31,
                                                                             2001          2000
                                                                          --------------------------
                            ASSETS

Current assets:
        Cash and cash equivalents                                            $ 3,763      $ 5,303
        Accounts receivable, net                                               3,205        1,925
        Prepaid expenses and other current assets                                 74          134
                                                                             -----------------------
                      Total current assets                                     7,042        7,362

        Property and equipment, net                                              207          114
        Goodwill and intangible assets, net                                    9,674       10,525
                                                                             -----------------------
                      Total assets                                           $16,923      $18,001
                                                                             =======================

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accrued compensation and related costs                               $ 1,033      $   485
        Current portion of long-term debt                                          -        2,546
        Deferred revenue                                                       1,690        1,739
        Other current liabilities                                                522          290
                                                                             -----------------------
                      Total current liabilities                                3,245        5,060

Non-current liabilities:
        Long-term debt                                                         1,200        3,946
        Other non-current liabilities                                              -           26
                                                                             -----------------------
                      Total liabilities                                        4,445        9,032

Stockholders' equity:
        Paid-in-capital                                                        1,000        1,000
        Retained earnings                                                     11,478        7,969
                                                                             -----------------------
                      Total stockholders' equity                              12,478        8,969
                                                                             -----------------------
                      Total liabilities and stockholders' equity             $16,923      $18,001
                                                                             =======================

           See accompanying notes to the audited financial statements.

                  Hunter & Associates Management Services, Inc.
                             Statement of Cash Flows
                                 (In thousands)

                                                                                        For the years ended December 31
                                                                                       ----------------------------------
                                                                                          2001        2000        1999
                                                                                       ----------------------------------
Cash flows from operating activities
Net Income                                                                              $  7,438    $  1,163    $  4,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense                                                        902         922         936
Changes in assets and liabilities:
       Accounts receivable                                                                (1,280)        (98)        279
       Prepaid and other current assets                                                       64         205          (5)
       Accrued compensation and related costs                                                548          85          15
       Stockholders' distribution for S-Corporation income tax payments                   (3,929)          -           -
       Deferred revenue                                                                      (49)        776        (304)
       Other current liabilities                                                             232         (91)        (15)
                                                                                        --------------------------------
Cash flows provided by operating activities                                                3,926       2,962       5,833

Cash flows from investing activities
Capital expenditures                                                                        (146)        (20)        (94)
Other                                                                                        (28)          1           -
                                                                                        --------------------------------
Cash flows used in investing activities                                                     (174)        (19)        (94)

Cash flows from financing activities
Repayments of long-term debt                                                              (5,292)     (2,459)    (12,429)
Proceeds from long-term debt                                                                   -       1,200       7,750
                                                                                        --------------------------------
Cash flows used in financing activities                                                   (5,292)     (1,259)     (4,679)
                                                                                        --------------------------------

Net increase (decrease) in cash and cash equivalents                                      (1,540)      1,684       1,060
Cash and cash equivalents at beginning of period                                           5,303       3,619       2,559
                                                                                        --------------------------------
Cash and cash equivalents at end of period                                              $  3,763    $  5,303    $  3,619
                                                                                        ================================

           See accompanying notes to the audited financial statements.

           NOTES TO AUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Note 1. Description of Business Acquired and Summary of Significant Accounting Policies

Nature of Operations:

Hunter & Associates Management Services, Inc. ("Hunter"), is a New Jersey Corporation, established in 1988 and converted to a Delaware Corporation in 1991. Corporate offices are located in St. Petersburg, Florida. Hunter provides a comprehensive range of performance improvement services to hospitals and health care systems, including physician practices, faculty practice plans, and provider owner-managed care organizations. Hunter also provides interim executive-level management services as well as consulting services related to hospital restructurings.

THG Investors, Inc. ("THG") was incorporated in the State of Florida on May 8, 1998 as a Florida C-Corporation. THG acquired one hundred percent (100%) of the stock of Hunter & Associates Management, Inc. on June 12, 1998. Effective January 1, 2001, THG elected to become an S-Corporation for federal tax purposes and Hunter & Associates Management Services, Inc. became a qualified Subchapter S subsidiary company of THG.

Basis of Accounting:

The financial statements of Hunter were prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the amounts reported in financial statements and related notes. Actual results could differ from those estimates.

Cash and Cash Equivalents:

Hunter considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Accounts Receivable:

Accounts receivable are recorded when clients are billed. The allowance for doubtful accounts is recorded based upon specific identification of potential uncollectible accounts. Accounts receivable also includes engagements in process, which represent the amount due for services that have been performed and earned but have not been billed to clients. Billings are generally done on a monthly basis for the prior month's service.

Revenue Recognition:

Revenues are derived from consulting and interim management services. Revenues are recognized as earned over the term of the underlying contractual agreements as the related professional services are provided. Certain contracts are accounted for on the percentage of completion method, whereby revenues are recognized based upon costs incurred in relation to total estimated costs at completion.

Property and Equipment:

Property and equipment are stated at cost. Depreciation is computed using the straight line method based on the estimated useful lives, ranging from five to seven years, of the various classes of property and equipment. Amortization of leasehold improvements is computed over the shorter of the remaining lease term or the estimated useful life of the asset.

Income Taxes:

Historically, Hunter's results have been included in THG's consolidated Federal and state income tax returns. The income tax provision is calculated as if Hunter had operated as an independent entity. Beginning January 1, 2001, Hunter became a qualified Subchapter S subsidiary. Therefore, no current or deferred federal taxes are recorded for 2001 as the individual stockholders include their pro rata share of Hunter's taxable income in their separate income tax returns. The income tax provision is comprised of state income taxes for which Hunter was subject to state income taxes in certain jurisdictions.

Goodwill:

The acquisition of all of the stock of Hunter & Associates Management Services, Inc. by THG Investors, Inc. resulted in $12.7 million of goodwill, which was "pushed down" to Hunter following the acquisition. Goodwill has been amortized for financial reporting purposes on a straight-line basis over a fifteen-year period. However, this goodwill was not deductible for income tax reporting purposes.

Note 2. Supplemental Balance Sheet Information

Accounts Receivable:

   The components of accounts receivable as of December 31 were as follows (shown in thousands):

                                                    2001      2000
                                                  --------  --------
   Accounts receivable .........................  $  2,288  $  1,698
   Engagements in process ......................       936       258
   Allowance for uncollectible accounts ........       (19)      (31)
                                                  --------  --------
                                                  $  3,205  $  1,925
                                                  ========  ========

Goodwill:

   The components of goodwill as of December 31 consisted of (shown in thousands):

                                                    2001      2000
                                                  --------  --------
   Goodwill ....................................  $ 12,667  $ 12,667
   Less: accumulated amortization ..............    (2,993)   (2,142)
                                                  --------  --------
                                                  $  9,674  $ 10,525
                                                  ========  ========

Long-term debt:

   The components of long-term debt as of December 31 consisted of (shown in thousands):

                                                    2001      2000
                                                  --------  --------
   Notes payable to SunTrust Bank ..............  $      -  $  5,292
   Notes payable to stockholders of THG ........  $  1,200  $  1,200
                                                  --------  --------
   Total debt ..................................  $  1,200  $  6,492
   Less: current portion .......................  (      -)   (2,546)
                                                  --------  --------
                                                  $  1,200  $  3,946
                                                  ========  ========

The notes payable to SunTrust Bank are dated December 2, 1999, were secured by all business assets, and bear interest at the rate of 7.5 percent per annum. The principal was due in equal installments of $0.7 million, commencing on January 1, 2000 and then each successive quarter thereafter through and including October 1, 2002. The notes payable to SunTrust Bank were paid in full in 2001.

The notes payable to stockholders of THG, shown in aggregate, are dated December 22, 2000 and are due to individual stockholders of THG. The notes payable to stockholders of THG bear interest at an interest rate of 7.25 percent per annum.

Note 3. Operating leases

Hunter leases office space located in St. Petersburg, Florida. The lease term is three years commencing on November 16, 2001 and expiring November 15, 2004. In addition, Hunter leases copier equipment under a two year lease agreement. Lease expense totaled $0.1 million in each of the years ended December 31, 2001, 2000 and 1999.

Future minimum annual lease payments, in the aggregate, for the years subsequent to 2001 are as follows (shown in thousands):

   Year ending December 31,                                        Amount
   ------------------------                                       -------
   2002 .......................................................    $  83
   2003 .......................................................       84
   2004 .......................................................       64
   2005 .......................................................        -
   Thereafter .................................................        -
                                                                   -----
                                                                   $ 231
                                                                   =====

Note 4. Income Tax Expense

For the years ended December 31, the components of income tax expense are as follows (shown in thousands):

                                                     ------------------------
                                                      2001     2000     1999
                                                     -------  -------  ------
   Current:
     Federal ......................................  $     -   $ 981   $3,034
     State ........................................      140     247      744
                                                     -------  -------  ------
       Total ......................................      140   1,228    3,778
                                                     -------  -------  ------
   Deferred:
     Federal ......................................        -       -       (4)
     State ........................................        -       -       (5)
                                                     -------  -------  ------
       Total ......................................        -       -       (9)
                                                     -------  -------  ------
       Total income tax expense ...................  $   140  $1,228   $3,769
                                                     =======  =======  ======

Year 2001: Effective January 1, 2001, THG elected to become an S-corporation for federal tax purposes and Hunter became a qualified Subchapter S subsidiary company of THG. Therefore, no current or deferred federal taxes are recorded for 2001 as the individual stockholders include their pro rata share of Hunter's taxable income in their separate income tax returns. The income tax provision is comprised of state income taxes for which Hunter was subject to state income taxes in certain jurisdictions.

Year 2000 and 1999: The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes because certain expenses are not deductible for tax purposes.

Item 7.

(b)  Pro Forma Financial Information

The following unaudited pro forma information is presented to show the estimated effects of the acquisition of Hunter & Associates Management Services, Inc. (Hunter) by Navigant Consulting, Inc. ("the Company").

The pro forma combined statements of operations combine the companies' respective statements of operations as if the acquisition had occurred at the beginning of the periods presented. The unaudited pro forma combined statements of operations are based on the assumptions and adjustments described in the accompanying notes.

The pro forma adjustments to give effect to the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the accompanying notes. This pro forma combined financial information should be read in conjunction with the historical financial statements of the Company, filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the historical financial statements of Hunter, which are contained herein.

The pro forma adjustments do not reflect cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisition.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods. Therefore these unaudited pro forma combined financial statements should not be construed as representative of future operations. For purposes of preparing the Company's consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for Hunter's assets and liabilities based upon the fair values thereof and the aggregate purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. The Company has undertaken a study to determine the fair value of certain of Hunter's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

                               UNAUDITED PRO FORMA
                        COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      (In thousands, except per share data)

                                                                             Historical
                                                                    -----------------------------
                                                                                                      Pro forma
                                                                                                     Adjustments
                                                                       Navigant           Hunter       (Note a)       Pro forma
                                                                    --------------     ----------    -----------    -------------

Revenues                                                                 $ 235,580       $ 27,993      $       -        $ 263,573
       Consulting services expense                                         152,007         18,128              -          170,135
       VSRP cash compensation expense - consultants                         11,296              -              -           11,296
       Stock-based compensation - consultants                                3,238              -              -            3,238
                                                                    --------------     ----------    -----------    -------------

Gross margin                                                                69,039          9,865              -           78,904
       General and administrative expenses                                  55,413          1,520              -           56,933
       Depreciation expense                                                  7,118             53              -            7,171
       Amortization expense                                                  5,700            849          1,651(b)         8,200
       VSRP cash compensation expense - other                                1,103              -              -            1,103
       Stock-based compensation - other                                        574              -              -              574
       Restructuring costs and merger-related costs (credits)                1,900              -              -            1,900
       Litigation and settlement provisions                                  5,700              -              -            5,700
                                                                    --------------     ----------    -----------    -------------
Operating income (loss)                                                     (8,469)         7,443         (1,651)          (2,677)
       Other income (loss), net                                                874            135                           1,009
                                                                    --------------     ----------    -----------    -------------
Income (loss) before income taxes                                           (7,595)         7,578         (1,651)          (1,668)
       Income tax expense (benefit)                                         (2,284)           140          2,094(c)           (50)
                                                                    --------------     ----------    -----------    -------------
       Net income (loss)                                                    (5,311)         7,438         (3,745)          (1,618)
                                                                    ==============     ==========    ===========    =============

Basic loss per share                                                        ($0.14)                                        ($0.04)
Shares used in computing net loss per basic share                           38,439                         2,585(d)        41,024

Diluted loss per share                                                      ($0.14)                                        ($0.04)
Shares used in computing net loss per diluted share                         38,439                         2,585(d)        41,024

           See accompanying notes to the unaudited pro forma
                         combined financial statements.

                               UNAUDITED PRO FORMA
                        COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                      (In thousands, except per share data)

                                                                     Historical
                                                               ----------------------
                                                                                        Pro forma
                                                                                        Adjustments
                                                                Navigant      Hunter     (Note a)    Pro forma
                                                               -----------  ---------   -----------  ----------
Revenues                                                        $188,186     $ 19,524    $      -      $207,710
       Consulting services expense                               122,984       13,986           -       136,970
       VSRP cash compensation expense - consultants                    -            -           -             -
       Stock-based compensation - consultants                      1,313            -           -         1,313
                                                               -----------  ---------   ---------     ---------

Gross margin                                                      63,889        5,538           -        69,427
       General and administrative expenses                        44,827        1,188           -        46,015
       Depreciation expense                                        5,754           35           -         5,789
       Amortization expense                                        1,235            -           -         1,235
       VSRP cash compensation expense - other                          -            -           -             -
       Stock-based compensation - other                              356            -           -           356
                                                               -----------  ---------   ---------     ---------
Operating income                                                  11,717        4,315           -        16,032
       Other income (loss), net                                       63          (43)          -            20
                                                               -----------  ---------   ---------     ---------
Income before income taxes                                        11,780        4,272           -        16,052
       Income tax expense                                          4,721           32       1,655(c)      6,408
                                                               -----------  ---------   ---------     ---------
       Net income (loss)                                        $  7,059     $  4,240    $ (1,655)     $  9,644
                                                               ===========  =========   =========     =========

Basic income per share                                          $   0.18                               $   0.22
Shares used in computing net income per basic share               39,535                    2,585(d)     42,120

Diluted income per share                                        $   0.17                               $   0.21
Shares used in computing net income per diluted share             41,690                    2,585(d)     44,275

           See accompanying notes to the unaudited pro forma
                         combined financial statements.

                               UNAUDITED PRO FORMA
                        COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                      (In thousands, except per share data)

                                                                    Historical
                                                               ----------------------
                                                                                        Pro forma
                                                                                        Adjustments
                                                                Navigant       Hunter    (Note a)      Pro forma
                                                               -----------  ---------   -----------  -------------

Revenues                                                        $ 177,383    $  19,011   $       -     $ 196,394
       Consulting services expense                                114,406       12,794           -       127,200
       VSRP cash compensation expense - consultants                11,296            -           -        11,296
       Stock-based compensation - consultants                       2,095            -           -         2,095
                                                               -----------  ----------  ----------    ----------

Gross margin                                                       49,586        6,217           -        55,803
       General and administrative expenses                         42,372          984           -        43,356
       Depreciation expense                                         5,229           54           -         5,283
       Amortization expense                                         4,218          630       1,245(b)      6,093
       VSRP cash compensation expense - other                       1,103            -           -         1,103
       Stock-based compensation - other                               333            -           -           333
       Restructuring costs and merger-related costs (credits)       1,900            -           -         1,900
       Litigation and settlement provisions                         5,700            -           -         5,700
                                                               -----------  ----------  ----------    ----------
Operating income (loss)                                           (11,269)       4,549      (1,245)       (7,965)
       Other income (loss), net                                       794          (86)          -           708
                                                               -----------  ----------  ----------    ----------
Income before income taxes                                        (10,475)       4,463      (1,245)       (7,257)
       Income tax expense                                          (3,526)          12       1,259        (2,255)
                                                               -----------  ----------  ----------    ----------
       Net income (loss)                                           (6,949)   $   4,451   $  (2,504)    $  (5,002)
                                                               ===========  ==========  ==========    ==========


Basic loss per share                                               ($0.18)                                ($0.12)
Shares used in computing net loss per basic share                  38,375                    2,585        40,960

Diluted loss per share                                             ($0.18)                                ($0.12)
Shares used in computing net loss per diluted share                38,375                    2,585        40,960

    See accompanying notes to the unaudited pro forma combined financial statements.

              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

a) The accompanying pro forma combined statement of operations for the year ended December 31, 2001 combines the Navigant Consulting Inc. ("the Company") consolidated statement of operations with the statement of operations of Hunter & Associates Management Services, Inc. ("Hunter") for the period then ended, as if the acquisition had been consummated at January 1, 2001.

     The accompanying pro forma combined statements of operations for the nine month periods ended September 30, 2002 and 2001 combine the Company consolidated statements of operations through the periods then ended with the statements of operations of Hunter for the nine month period ended September 30, 2001 and for the period from January 1, 2002 through September 17, 2002 (Hunter's results after September 17, 2002 are included in the Company's results), as if the acquisition had been consummated as of the beginning of each period.

     The pro forma combined statements of operations do not include pro forma adjustments to give effect to cost savings from synergies which may be realized subsequent to the acquisition. One-time, nonrecurring transaction and integration costs associated with the acquisition are not included in these pro forma combined statements of operations.

b) This adjustment represents the recognition of amortization expense attributable to the excess purchase price over the net assets acquired. Since the study to determine the fair value of certain acquired assets and liabilities is not yet complete, the excess purchase price has not been allocated to any intangible assets other than goodwill. An amortization period of ten years was assumed given the Company's historical policy for determining the estimated useful life of goodwill.

     Amortization of goodwill has not been recorded in the nine month period ended September 30, 2002 because the Company ceased amortization beginning January 1, 2002, as required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles".

c) This adjustment represents Federal income taxes that would have been recorded by Hunter had it not been a Subchapter S corporation and had instead been required to pay Federal income taxes.

d) This adjustment gives effect to the impact on weighted average shares outstanding for the 1.465 million shares issued by the Company upon the closing of the acquisition of Hunter, plus the shares distributable in the future as described in the next paragraph.

     Under the terms of the acquisition agreement, the Company must distribute to the seller its common stock with an aggregate value of $6.5 million, in equal installments, on the first and second anniversaries of the acquisition. If either party elects, up to 67 percent of such distribution would be payable, in cash. For purposes of the pro forma combined statements of operations, the Company has assumed that the maximum number of shares (1.120 million shares) would be distributed, and such shares were deemed be outstanding throughout each of the periods.

Item 7.

(c) Exhibits

(a) The following exhibits are filed with the Form 8-K/A:

              Exhibit 23.1 - Consent of KPMG LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Navigant Consulting, Inc.

                                           /s/ Ben W. Perks
                                 By:
                                     ---------------------------------
                                              Ben W. Perks
                                    Executive Vice President and Chief
                                            Financial Officer

Date: December 6, 2002